FINAL VERSION
Tijuana, B.C., a 23 de febrero de 2012
PROCADEF 1, S.A.P.I. DE C.V
Paseos de los Heroes 9188
Piso 5
Zona Urbana Rio Tijuana
Tijuana, Baja California, Mexico.
Re:     Aviso de cesion.
En relacion con el Contrato de Arrendamiento celebrado con fecha 21 de febrero del año 2000, entre BBVA Bancomer Servicios, S. A., en su caracter de Fiduciario del Fideicomiso “Submetropoli de Tijuana” y Ensatec, S.A. de C.V., respecto a la nave industrial y mejoras accesorias ubicadas en la Calle Colinas11730 del Fraccionamiento Parque industrial EI Florido, Seccion Colinas, Delegacion La Presa, Tijuana, Baja California, Mexico, asi como con el Convenio que celebramos con ustedes con frecha efectiva del 14 de agosto de 2011 (el “Convenio”) venimos a avisarle y notificarle lo siguiente:

I.
Que de conformidad con la Clausula Quinta del Convenio Ensateç S.A. de C.V. con fecha efectiva del 23 de febrero de 2O12, cedio todos y cada uno de sus derechos a favor de Pall Mexico Manufacturing, S. de R.L. de C.V.

II.
Que en lo relacionado con la Clausula Octava del Convenio, Ensatec, S.A. de C.V. señala como su domicilio para oir y recibir toda clase de notiflcaciones y avisos el ubicado en; Blvd. Agua Caliente 10470, Desp #1, Centro Comercial Barranquitas, Col. Revolución, Tijuana, B.C. Mexico 22015.

Sin mas por el momentro, agradecemos sus atenciones al presente aviso y notificacion.
Atentamertte,
Pall Mexico Manufacturing, S. de R.L. de C.V.                        Ensatec, S.A. de C.V.

[Graphic appears here] Lic. Leobardo Tenorio Malof	[Graphic appears here] Ing. Hector machado Barraza